UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023

GOUVERNEUR BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-272548	37-2102925
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

42 Church Street, Gouverneur, New York 13642

(Address of principal executive offices) (Zip Code)

(315) 287-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 27, 2023, Gouverneur Bancorp, Inc. (“Gouverneur Bancorp”), the holding company for Gouverneur Savings and Loan Association (the “Bank”), issued a press release announcing that all regulatory approvals have been received to close the conversion of Cambray Mutual Holding Company from mutual to stock form and the related stock offering by Gouverneur Bancorp, Inc., the newly formed Maryland stock holding company for the Bank.

Closing is expected to occur after the close of business on October 31, 2023. Gouverneur Bancorp, Inc.’s common stock is expected to begin trading on the OTCQB Marketplace under the trading symbol “GOVB” on November 1, 2023.

As a result of the subscription offering, the community offering and the syndicated community offering, Gouverneur Bancorp, Inc. expects to sell a total of 723,068 shares of its common stock (the minimum of the offering range, as adjusted to address dilution for public shareholders of Gouverneur Bancorp based on the final closing appraisal value) at a price of $10.00 per share, which includes 57,845 shares to be sold to the Bank’s employee stock ownership plan.

As part of the conversion transaction, each outstanding share of Gouverneur Bancorp common stock owned by the public stockholders of Gouverneur Bancorp (stockholders other than Cambray Mutual Holding Company) as of the closing date will be converted into shares of Gouverneur Bancorp, Inc. common stock so that Gouverneur Bancorp’s existing public stockholders will own approximately the same percentage of Gouverneur Bancorp, Inc.’s common stock as they owned of Gouverneur Bancorp’s common stock immediately prior to the conversion, subject to adjustment as disclosed in the prospectus. As a result, public stockholders of Gouverneur Bancorp will receive 0.5334 shares of Gouverneur Bancorp, Inc. common stock for each share of Gouverneur Bancorp common stock they own immediately prior to the completion of the transaction. Cash will be issued in lieu of a fractional share of Gouverneur Bancorp, Inc. common stock based on the offering price of $10.00 per share.

Upon the completion of the conversion and stock offering, approximately 1,107,178 shares of Gouverneur Bancorp, Inc. common stock are expected to be outstanding before adjustment for fractional shares.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

	Number	Description

	99.1	Press Release dated October 27, 2023

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOUVERNEUR BANCORP, INC.

Date: October 27, 2023	By:	/s/ Kimberly A. Adams
Kimberly A. Adams
Vice President and Chief Financial Officer